February 27, 1996




Pioneer Real Estate Shares
60 State Street
Boston, MA  02109

Re:  Rule 24f-2 Notice

Ladies and Gentlemen:

     Pioneer Real Estate Shares (formerly Pioneer Winthrop Real Estate Investment Fund) (the "Delaware Trust") is a Delaware business trust created under a Certificate of Trust dated April 18, 1995, and is the successor in interest to Pioneer Winthrop Real Estate Investment Fund (the "Massachusetts Trust") which was organized as a Massachusetts business trust under a written Declaration of Trust dated July 1, 1993 and terminated as a Massachusetts business trust on April 28, 1995 (the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of beneficial interest without par value.

     The Trustees of the Massachusetts Trust had the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Pursuant to Article V, Section 5.1 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust was unlimited and the Trustees were authorized to divide the shares into one or more series of shares as they deem necessary or desirable. Pursuant to Article V, Section 5.4 of the Declaration of Trust, the Trustees were permitted to issue shares of any series for such amount and type of consideration, including cash or property, and on such terms as they may have deemed advisable without action or approval of the shareholders.

     We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Massachusetts Trust had registered an indefinite number of shares of beneficial interest under the Securities Act of 1933, as amended (the "1933 Act"), and the Delaware Trust has succeeded to and adopted such registration.

     We understand that you are about to file with the Securities and Exchange Commission a notice on Form 24F-2 pursuant to Rule 24f-2 (the "Rule 24f-2 Notice") making definite the registration of 252,398 shares of beneficial interest of the Massachusetts Trust (the "Shares") sold in reliance upon said Rule 24f-2 during the period from January 1, 1995 through April 28, 1995. We also understand that the Rule 24f-2 Notice makes definite the registration of 341,771 shares of beneficial interest of the Delaware Trust sold in reliance upon said Rule 24f-2 during the period from April 29, 1995 through December 31, 1995 as to which we express no opinion.

     We have examined the Declaration of Trust, the By-laws, resolutions of the Board of Trustees, a certificate of an Officer of the Delaware Trust to the effect that the Massachusetts Trust or its agent received the consideration for the Shares in accordance with the terms of the Declaration of Trust, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, records of the Massachusetts Trust and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of each individual executing any documents.

     For purposes of this opinion letter, we have not made an independent review of the laws of any state or jurisdiction other than The Commonwealth of Massachusetts and express no opinion with respect to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of The Commonwealth of Massachusetts.

     Our opinion below, as it relates to the non-assessability of the Shares of the Massachusetts Trust, is qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust, such as the Massachusetts Trust, may be held personally liable for the obligations of such Massachusetts Trust. In this regard, however, please be advised that the Declaration of Trust disclaimed shareholder liability for acts or obligations of the Massachusetts Trust and required that notice of such disclaimer be given in each note, bond, contract, certificate or undertaking made or issued by or on behalf of the Massachusetts Trust. Also, the Declaration of Trust provided for indemnification out of property of the Massachusetts Trust for all loss and expense of any shareholder held personally liable solely by reason of his being or having been a shareholder of the Massachusetts Trust; provided, however, that no property of the Massachusetts Trust may be used to indemnify any shareholder of any series of the Massachusetts Trust other than property of the Massachusetts Trust allocated or belonging to that series.

     We are of the opinion that all necessary action precedent to the issuance of the Shares has been duly taken, and that the Shares were legally and validly issued, and are fully paid and non-assessable by the Massachusetts Trust, subject to compliance with the 1933 Act, the 1940 Act and the applicable state laws regulating the sale of securities.

     We consent to your filing this opinion with the Securities and Exchange Commission together with the Rule 24f-2 Notice referred to above. Except as provided in this paragraph, this opinion may not be relied upon by, or filed with, any other parties or used for any other purpose.

Very truly yours,
/s/Hale and Dorr
HALE AND DORR

February 27, 1996

Pioneer Real Estate Shares
60 State Street
Boston, Massachusetts  02109

Re:      Pioneer Real Estate Shares

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Pioneer Real Estate Shares (formerly named Pioneer Winthrop Real Estate Investment Fund), a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated March 10, 1995, as amended by an amendment thereto effective as of September 1, 1995 (the "Governing Instrument").

                  We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, the Trust registered an indefinite number of Shares under the Securities Act of 1933, as amended. We further understand that the Trust is about to file with the Securities and Exchange Commission a notice pursuant to Rule 24f-2 under the 1940 Act (the "Notice") making definite the registration of 341,770 Shares sold in reliance upon Rule 24f-2 during the period from April 29, 1995 through December 31, 1995.

                  In rendering  this  opinion,  we have  examined  copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on April 19, 1995 (the "Certificate"), as amended by a Certificate of Amendment thereto as filed in the Recording Office on September 1, 1995; the Governing Instrument; the By-laws of the Trust; certain resolutions of the Trustees of the Trust; an Adoption Of And Amendment To Notification Of Registration filed with the Securities and Exchange Commission on April 25, 1995 by which the Trust adopted the Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A of Pioneer Winthrop Real Estate Investment Fund, a Massachusetts business trust; Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Pioneer Winthrop Real Estate Investment Fund, a Massachusetts business trust, by which the Trust adopted such Registration Statement as filed with the Securities and Exchange Commission on April 25, 1995 (the "Post-Effective Amendment"); the Notice; an Officer's Certificate of the Trust dated February 27, 1996; and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument, the By-laws and applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees of the Trust in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust under Section 4 or Section 5 of Article IX of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
                  Based on and  subject  to the  foregoing,  and  limited in all respects to matters of Delaware law, it is our opinion that:

                  1.The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

                  2.The Shares subject to the Notice constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

                  3.Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

                  We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission together with the Notice. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof and may not be relied upon by, or filed with, any other person or entity for any purpose without our prior written consent.


Sincerely,
/s/ MORRIS, NICHOLS, ARSHT & TUNNELL
MORRIS, NICHOLS, ARSHT & TUNNELL